Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-3 No. 333-200002 and Form S-3 No. 333-200002-01) of Plum Creek Timber Company Inc. and Plum Creek Timberlands, L.P.,

•	Registration Statement (Form S-8 No. 333-181230) pertaining to the Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-123146) pertaining to the Plum Creek Timber Company, Inc. Amended and Restated Stock Incentive Plan;

of our reports dated February 18, 2016, with respect to the consolidated financial statements of Plum Creek Timber Company, Inc., and Plum Creek Timberlands, L.P. and the effectiveness of internal control over financial reporting of Plum Creek Timber Company, Inc., included in this Annual Report (Form 10-K) of Plum Creek Timber Company, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Seattle, Washington
February 18, 2016